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                                                                     Exhibit 3.1
                                    SPECIMEN
                                STOCK CERTIFICATE
                              Cusip No.
NUMBER:                                                                SHARES:
                 100,000,000 Authorized Shares of Common Stock
                           Par Value: $.001 Per Share
                10,000,000 Authorized Shares of Preferred Stock
                           Par Value: $.001 Per Share

                               THE RICEX COMPANY

         This certifies that                             is the record holder of
                                         fully paid and non-assessable shares of
the Common Stock of THE RICEX COMPANY transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                The RiceX Company
                                 Corporate Seal
                                    Delaware

Secretary                                                              President

ON REVERSE:
Notice: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common                UNIF GIFT MIN ACT ...Custodian ...
TEN ENT - as tenants by the entireties               (Cust)    (Minor)
JT TEN  - as joint tenants with right of     under Uniform Gifts to Minors Act
survivorship and not as tenants              ---------------------------------
              in common                                                (State)

     Additional abbreviations may also be used though not in the above list.

For Value Received,                       hereby sell, assign and transfer unto

Please Insert Social Security or Other
   Identifying Number of Assignee




  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)





Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated


                  Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISION OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.